UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 22, 2023
Date of Report (date of earliest event reported)

Cantaloupe, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365		23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 Deerfield Lane Suite 300	Malvern	Pennsylvania	19355
(Address of Principal Executive Offices)			(Zip Code)
(610) 989-0340
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTLP	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2023, Cantaloupe, Inc. (the “Company”) appointed Jared Grachek to the position of Chief Accounting Officer, and Mr. Grachek assumed the responsibilities of principal accounting officer. Mr. Grachek, age 37, has fifteen years of experience in accounting and auditing. From May 2008 to March 2021, Mr. Grachek worked in the audit practice at the accounting firm Ernst & Young. From April 2021 to May 2023, Mr. Grachek worked as the controller for a private financial technology company where he was directly responsible for all accounting operations including financial reporting, technical accounting, and tax compliance. Mr. Grachek is a Certified Public Accountant.

The Company has previously entered into an offer letter with Mr. Grachek that contains customary restrictive covenants, including a perpetual confidentiality covenant, as well as a non-compete, non-solicit of customers, and non-solicit of employees that each apply for one year following any termination.

In connection with his appointment, Mr. Grachek has been awarded an equity grant of 30,000 stock options under the Company’s 2018 Equity Incentive Plan (as amended, the “Plan”), with an exercise price equal to the fair market value of a share of the Company’s common stock on May 22, 2023, subject to the terms of a Non-Qualified Stock Option Agreement issued under the Plan in the form previously filed. The stock options will be eligible to vest in three equal annual installments on the first three anniversaries of May 22, 2023, subject to Mr. Grachek’s continued employment through the applicable vesting date.

Mr. Grachek’s appointment is not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Grachek and any director, executive officer, or other person that would require disclosure under Item 401(d) of Regulation S-K under the Securities Act of 1933 (“Regulation S-K”). The Company is not aware of any transactions involving Mr. Grachek or a related person that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Ex. Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cantaloupe, Inc.

Date: May 24, 2023
By: /s/ Anna Novoseletsky
Anna Novoseletsky
Chief Legal & Compliance Officer, General Counsel and Corporate Secretary